UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT:

January 16, 2003

(Date of earliest event reported)

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA
(Address of principal executive offices)

94404
(Zip Code)

(650) 574-3000
(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a)           On January 16, 2003, Simbolo Acquisition Sub, Inc. (“Acquisition Sub”), a Delaware corporation and a wholly owned subsidiary of Gilead Sciences, Inc., a Delaware corporation (“Gilead”), completed a cash tender offer (the “Offer”) for all of the outstanding common stock of Triangle Pharmaceuticals, Inc. (“Triangle”) by accepting for payment all shares of Triangle common stock validly tendered and not withdrawn prior to the expiration of the Offer at 12:00 midnight, New York City time, on Wednesday, January 15, 2003.   Gilead has contributed to Acquisition Sub from cash on hand and cash equivalents the funds necessary to pay for all shares of Triangle common stock accepted for payment by Acquisition Sub in the Offer.  On January 16, 2003, Gilead issued a press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the completion of the Offer.

On January 23, 2003, Gilead caused Acquisition Sub to merge with and into Triangle, pursuant to which Triangle became a wholly-owned subsidiary of Gilead, and each share of Triangle common stock not accepted for payment by Acquisition Sub in the Offer was, subject to appraisal rights, converted into the right to receive $6.00 in cash, without interest.  On January 24, 2003, Gilead issued a press release, which is filed as Exhibit 99.2 hereto and incorporated by reference herein, announcing the effectiveness of the merger of Acquisition Sub with and into Triangle.

(b)           Both Gilead and Triangle are pharmaceutical companies active in the development and commercialization of antiviral drug candidates.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Businesses Acquired:

The financial statements of Triangle required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but no later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(c)           Exhibits

Exhibit Number	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on January 16, 2003.

99.2	Press Release, issued by Gilead Sciences, Inc. on January 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(registrant)

/s/ John F. Milligan
John F. Milligan Senior Vice President and Chief Financial Officer

Date:       January 29, 2003

Exhibits

Exhibit Number	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on January 16, 2003.

99.2	Press Release, issued by Gilead Sciences, Inc. on January 24, 2003.